Exhibit a-2



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST

                            GLOBAL CHINA GROWTH FUND



         The undersigned, being the Secretary of Global China Growth Fund (the "TRUST"), a Trust with transferable shares of the type commonly called a Massachusetts business trust, does hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust dated February 14, 2003 (the "DECLARATION OF TRUST"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on September 3, 2003, the name of the Trust was changed to "The China-U.S. Growth Fund" and the name of the Global China Growth Fund established and designated in Section 6.2 of the Declaration of Trust was changed to "The China-U.S. Growth Fund", and the first sentence of Section 6.2 of the Declaration of Trust was amended to read as follows:

                  Without limiting the authority of the Trustees set forth in
         Section 6.1(a) hereof to establish and designated further Funds, there is hereby established and designated "The China-U.S. Growth Fund" (the "INITIAL FUND") and the Shares thereof, of which an unlimited number may be issued, and which shall be known as "The China-U.S. Growth Fund Series".

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 3rd day of September, 2003.

                                           /s/ Dorothy G. Sanders
                                           ------------------------------------
                                           Dorothy G. Sanders
                                           Secretary



                                 ACKNOWLEDGEMENT

State of New Jersey  }
                     }  ss.
County of  Hudson    }                                     September 3, 2003

         Then personally appeared the above, Dorothy G. Sanders, and acknowledged the foregoing instrument to be her free act and deed before me,

                                           /s/ Barbara C. Martin-Hart
                                           ------------------------------------
                                           Notary Public
                                           My Commission Expires: July 23, 2008